UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
P.F. CHANG’S CHINA BISTRO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

P.F. CHANG’S CHINA BISTRO, INC.
7676 East Pinnacle Peak Road
Scottsdale, AZ 85255
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2006
Dear Stockholder:
      You are invited to attend the Annual Meeting of the Stockholders of P.F. Chang’s China Bistro, Inc., a Delaware corporation (the “Company”), which will be held on May 5, 2006, at 8:00 a.m., local time, at P.F. Chang’s China Bistro’s Home Office located at 7676 E. Pinnacle Peak Road, Scottsdale, Arizona, for the following purposes:

1. To elect a Board of Directors. Management has nominated the following people for election at the meeting: Richard L. Federico, F. Lane Cardwell, Jr., Lesley H. Howe, M. Ann Rhoades, James G. Shennan, Jr., R. Michael Welborn and Kenneth J. Wessels.

2. To approve the Company’s 2006 Equity Incentive Plan.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

4. To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals.

5. To transact such other business as may properly come before the meeting.
      Stockholders of record at the close of business on March 14, 2006, are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 7676 E. Pinnacle Peak Road, Scottsdale, Arizona.

By Order of the Board of Directors,

/s/Richard L. Federico

Richard L. Federico
Chairman of the Board of Directors
and Chief Executive Officer
Scottsdale, Arizona
March 30, 2006
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
      The accompanying proxy is solicited by the Board of Directors of P.F. Chang’s China Bistro, Inc., a Delaware corporation (“P.F. Chang’s” or the “Company”), for use at its annual meeting of stockholders to be held May 5, 2006, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is March 30, 2006, the approximate date on which this Proxy Statement and the enclosed proxy were first sent or given to stockholders.
GENERAL INFORMATION
      Annual Report. An annual report on Form 10-K for the fiscal year ended January 1, 2006, is enclosed with this Proxy Statement.
      Voting Securities. Only stockholders of record as of the close of business on March 14, 2006, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 26,511,273 shares of common stock of the Company, par value $0.001 per share, issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each holder of record as of that date is entitled to one (1) vote for each share of stock held. The Company’s bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
      Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors.
      Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. The Company will solicit stockholders by mail through its regular employees, and no additional compensation will be paid to regular employees for such services. The Company will also request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company also may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation for such services. In addition, we may retain Georgeson Shareholder Communications, a proxy solicitor, for assistance in connection with the annual meeting at a cost of approximately $8,000 plus reasonable out-of-pocket expenses.
      Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS
      Directors The table below sets forth the Company’s directors and certain information with respect to their ages and background:

			Director
Name	Position with the Company	Age	Since

Richard L. Federico	Chairman of the Board of Directors and Chief Executive Officer	51	1996
F. Lane Cardwell, Jr.	Director	53	1999
Lesley H. Howe	Director	61	2003
M. Ann Rhoades	Director	61	2003
James G. Shennan, Jr.	Director	64	1997
R. Michael Welborn	Director and Executive Vice President and Chief Administrative Officer	54	1996
Kenneth J. Wessels	Director	63	2000
      Richard L. Federico joined the Company as President and a director in February 1996 and in September 1997 succeeded Paul M. Fleming, founder of the Company, as Chief Executive Officer. In December 2000, Mr. Federico was named Chairman of the Board. From February 1989 to January 1996, Mr. Federico served as President of the Italian Concepts division of Brinker International, Inc. (NYSE:EAT), where he was responsible for concept development and operations. Under his direction, this division grew from one unit in 1989 to more than 70 units by 1996. He also serves on the board of directors of a privately held company.
      F. Lane Cardwell, Jr. has served as a director of the Company since October 1999. Mr. Cardwell has spent over 25 years in the restaurant industry, most recently as the President of Eatzi’s Market and Bakery from 1996 to 1999. Prior to joining Eatzi’s in 1996, Mr. Cardwell was Executive Vice President, Chief Administrative Officer and a member of the board of directors of Brinker International, Inc. (NYSE:EAT). Currently, Mr. Cardwell is a member of the board of directors of Famous Dave’s America, Inc. (NASDAQ:DAVE).
      Lesley H. Howe has served as a director of the Company since March 2003. Mr. Howe spent over 30 years with the international accounting firm of KPMG Peat Marwick, LLP, where he was a senior partner and served as area managing partner/managing partner of that firm’s Los Angeles Office from 1994 to 1997. Since December 2001, he has been the Chief Executive Officer of Consumer Networks, LLC, a San Diego-based Internet marketing and promotions company. He also serves on the boards of directors and is the chairman of the audit committees of dj Orthopedics, Inc. (NYSE:DJO), NuVasive, Inc. (NASDAQ:NUVA) and is a board member of a privately held company.
      M. Ann Rhoades has served as a director of the Company since March 2003. Ms. Rhoades has spent over 25 years in a variety of service-based industries, most recently as the Executive Vice President of People for JetBlue Airways Corporation (NASDAQ:JBLU) from 1999 to April 2002. Prior to joining JetBlue, Ms. Rhoades was the Executive Vice President, Team Services & Public Relations of Promus Hotel Corporation/ Doubletree Hotel Corporation. Ms. Rhoades is currently the President of People Ink, a human resources consulting company she founded, and a member of the boards of directors of JetBlue Airways Corporation (NASDAQ:JBLU) and Restoration Hardware, Inc. (NASDAQ:RSTO).
      James G. Shennan, Jr. has served as a director of the Company since May 1997. He is General Partner Emeritus of Trinity Ventures, a venture capital firm. Mr. Shennan also serves on the board of directors of Starbucks Corporation (NASDAQ:SBUX).
      R. Michael Welborn joined the Company as Executive Vice President and Chief Administrative Officer in May of 2005 and has served as a director of the Company since August 1996. Mr. Welborn has over 25 years of experience in financial services, most recently as Executive Vice President for Bank One

Corporation, a national bank, from January 1996 through July 2004. From September 1993 to December 1995, he served as Managing Director of The Venture West Group, a merchant bank. From May 1988 to September 1993, Mr. Welborn served as Chairman of Citibank of Arizona. Mr. Welborn also serves on the board of directors of a private company.
      Kenneth J. Wessels has served as a director of the Company since October 2000. Mr. Wessels was the Chief Executive Officer and Chairman of the Board of Strong Financial Corporation from December 2003 through December 2004, and remains a member of the boards of directors of Strong Financial Corporation and its various subsidiaries. Mr. Wessels was Chief Executive Officer of Dain Rauscher Wessels and a director of Dain Rauscher, Inc., from March 1998 to May 2000. Prior to joining Dain Rauscher, Mr. Wessels was Chief Executive Officer of Wessels, Arnold & Henderson, an investment banking firm which he founded in 1986. In addition, Mr. Wessels is also a director of Flint Prairie L.L.C.
      The bylaws currently provide that the number of directors shall be not less than five (5) nor more than seven (7). Management’s nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Richard L. Federico, F. Lane Cardwell, Jr., Lesley H. Howe, M. Ann Rhoades, James G. Shennan, Jr., R. Michael Welborn and Kenneth J. Wessels. If elected, the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2007, and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominee as management may designate.
      The Board has determined that, other than Mr. Federico and Mr. Welborn, each of the members of the Board is an independent director for purposes of the NASDAQ rules.
      If a quorum is present and voting, the seven (7) nominees receiving the highest number of votes will be elected. Proxies cannot be voted for more than seven (7) nominees. Abstentions and “broker non-votes” will have no effect on the outcome of the vote.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.
Board Meetings and Committees
      During the fiscal year ended January 1, 2006, the Board held five (5) meetings. Each director serving on the Board in fiscal year 2005 attended at least 75% of the meetings of the Board and the Committees on which he or she served. Mr. Shennan is the presiding director which means that he contacts the other directors in advance of board meetings to determine whether there are any issues to be considered at the meeting including, but not limited to, during the executive session, and he also presides as chairman of the board during the executive session held at each meeting.
      The Board of Directors has three standing committees; an Audit Committee, a Compensation and Executive Development Committee and a Nominating and Corporate Governance Committee.
      The members of the Audit Committee during fiscal 2005 were Messrs. Cardwell, Howe (Chairperson), Welborn and Wessels. Mr. Welborn tendered his resignation from the Audit Committee on May 6, 2005 due to his becoming an executive officer of the Company and thereby no longer meeting the independence requirements of NASDAQ and the SEC. Each of the members of the Audit Committee is independent for purposes of the NASDAQ rules as they apply to audit committee members. The Board of Directors has determined that Mr. Howe is an audit committee financial expert, as defined in the rules and regulations of the SEC. The Audit Committee held ten (10) meetings during the fiscal year ended January 1, 2006. The functions of the Audit Committee include recommending to the Board the retention of independent public auditors, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of the Company’s auditors. Additional information regarding the functions performed by the Committee is set forth in the “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at the following address: http://www.pfchangs.com.

      The members of the Compensation and Executive Development Committee during fiscal 2005 were Messrs. Cardwell (Chairperson) and Shennan and Ms. Rhoades. Each of the members of the Compensation and Executive Development Committee is independent for purposes of the NASDAQ rules. During the fiscal year ended January 1, 2006, the Compensation and Executive Development Committee held six (6) meetings. The Compensation and Executive Development Committee’s function is to review and approve salary and bonus levels and stock option grants for executive officers and key employees. For additional information concerning the Compensation and Executive Development Committee, see “REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”
      The members of the Nominating and Corporate Governance Committee during fiscal 2005 were Messrs. Shennan (Chairperson), Wessels, and Welborn. Mr. Welborn tendered his resignation from the Nominating and Corporate Governance Committee on May 6, 2005. Each of the members of the Nominating and Corporate Governance Committee is independent for purposes of the NASDAQ rules. During the fiscal year ended January 1, 2006, the Nominating and Corporate Governance Committee held six (6) meetings. The Nominating and Corporate Governance Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates, develops corporate governance principles for recommendation to the Board of Directors and oversees the regular evaluation of our directors and management.
Director Nominations
      The Board of Directors has adopted a Policy on Director Nominations (the “Nominating Policy”), the purpose of which is to describe the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees (the “Candidates”) are selected. The Nominating Policy is administered by the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board.

Minimum Criteria for Board Member Candidates
      Each Candidate must possess at least the following minimum qualifications to be considered for a position on the Board of Directors:

•	Each Candidate shall be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•	Each Candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has an established record of professional accomplishment in his/her chosen field.

•	No Candidate, or family member (as defined in NASDAQ rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a Candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

•	Each Candidate shall be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he/she is a member, and not have other personal or professional commitments that would, in the Committee’s sole judgment, interfere with or limit his or her ability to do so.

•	Each Candidate shall be willing to make, and financially capable of making, the required investment in the Company’s stock in the amount and within the timeframe specified in the corporate governance principles.

Desirable Skills and Qualities
      In addition, the Committee also considers it desirable that Candidates possess the following qualities or skills:

•	Each Candidate should contribute to the Board’s overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

•	Each Candidate should contribute positively to the existing chemistry and collaborative culture among Board members.

•	Each Candidate should possess professional and personal experience and expertise relevant to the Company’s goal of being a leading consumer brand. At this stage of the Company’s development, relevant experiences might include, among other things, large company CEO experience, senior-level multi-unit retail or restaurant experience, and relevant senior-level expertise in one or more of the following areas — finance, accounting, sales and marketing, organizational development, information technology and public relations.

Internal Process for Identifying Candidates
      The Nominating Committee has two primary methods for identifying Candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible Candidates from a number of sources — members of the Board; senior-level Company executives; individuals personally known to the members of the Board; and research, including database and Internet searches.
      Second, the Committee may from time to time use its authority under its charter to retain at the Company’s expense one or more search firms to identify Candidates (and to approve any such firms’ fees and other retention terms). If the Committee retains one or more search firms, they may be asked to identify possible Candidates who meet the minimum and desired qualifications expressed in the Nominating Policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Committee and each Candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the Committee.
      The Nominating Policy divides the process for Candidates nominated by stockholders into the general nomination right of all stockholders and nominations by “Qualified Stockholders” (as defined below).

General Nomination Right of All Stockholders
      Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s bylaws. The Company’s bylaws are available publicly on the Company’s web site at the following address: http://www.pfchangs.com. The procedures described in the following paragraph are meant to establish an additional means by which certain stockholders can have access to the Company’s process for identifying and evaluating Candidates, and is not meant to replace or limit stockholders’ general nomination rights in any way.

Proposals by Qualified Stockholders
      In addition to those Candidates identified through its own internal processes, the Nominating Committee will evaluate Candidates proposed by a single stockholder that has beneficially owned more than 2% of the Company’s common stock for at least one year (and will hold the required number of shares through the annual stockholders meeting) and that satisfies the notice, information and consent provisions in the Nominating Policy (a “Qualified Stockholder”). All Candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board will be included in the Company’s recommended slate of director nominees in its proxy statement.
      In order to be considered by the Nominating Committee for an upcoming annual meeting of stockholders, a notice from a Qualified Stockholder regarding a potential candidate must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Where the Company changes its annual meeting date by more than 30 days from year to year, the notice must be received by the Nominating Committee no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed.
      Any Candidate proposed by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Nominating Committee or by applicable law. Any Candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NASDAQ rules.

Evaluation of Candidates
      The Nominating Committee will consider all Candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.
      If, based on the Nominating Committee’s initial evaluation, a Candidate continues to be of interest to the Nominating Committee, the Chair of the Nominating Committee will interview the Candidate and communicate the Chair’s evaluation to the other Committee members and the Chief Executive Officer. If the Chair’s initial evaluation is favorable, the Candidate will be interviewed by one or more of the other Nominating Committee members, other Board members, and members of senior management. If the results of these interviews are favorable, the Chair of the Nominating Committee will arrange to have appropriate reference and background checks conducted and the Chair will report the findings from such checks to the other Nominating Committee members. The Nominating Committee will then meet to consider and finalize its list of recommended Candidates for the Board’s consideration. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Nominating Committee’s recommendations, with any stockholder who made a proposal.

Timing of Identification and Evaluation Process
      The Company’s fiscal year ends each year on the Sunday closest to December 31. The Nominating Committee usually meets in December and February to consider, among other things, Candidates to be recommended to the Board for inclusion in the Company’s recommended slate of director nominees for the next annual meeting and the Company’s proxy statement. The Board usually meets each February to vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in April or May of the same year.
      The Nominating Policy is intended to provide a set of flexible guidelines for the effective functioning of P.F. Chang’s director nominations process. The Nominating Committee intends to review the Nominating Policy at least annually and anticipates that modifications will be necessary from time to time as P.F. Chang’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating Committee may modify or amend the Nominating Policy at any time. Should this occur, an amended and restated policy will be made publicly available in the investor relations section of the pfchangs.com web site.

Communications with Directors
      Stockholders may communicate appropriately with any and all Company directors by sending written correspondence addressed as follows:

Chairman of the Board
or Board of Directors
c/o Chairman of the Corporate Governance and Nominating Committee
P.F. Chang’s China Bistro, Inc.
7676 East Pinnacle Peak Road
Scottsdale, Arizona 85255
Director Attendance at Annual Meetings
      The Company believes that the annual meeting of stockholders is a good opportunity for the stockholders to meet and, if appropriate, ask questions of the Board of Directors. It is also a good opportunity for the members of the Board of Directors to hear any feedback the stockholders may share with the Company at the meeting. All directors are strongly encouraged to attend the Company’s annual meeting of stockholders.
Committee Charters and Other Corporate Governance Materials
      The Board has adopted a charter for each of the committees described above. The Board has also adopted a Business Ethics Policy that applies to all of our employees, officers and directors. Links to these materials and other corporate governance materials of the Company are available on our web site at the following address: http:/www.pfchangs.com.

PROPOSAL NUMBER TWO
APPROVAL OF THE COMPANY’S 2006 EQUITY INCENTIVE PLAN
      In March 2006, the Board of Directors adopted, subject to stockholder approval, the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan has a share reserve of 1,750,000 shares. As of March 14, 2006, 3,161,331 shares were subject to options under the Company’s existing stock option plans and 138,369 shares remained eligible for grant under those plans.
      The Company believes that appropriate equity incentives are critical to attracting and retaining the best employees in its industry. The approval of this proposal will enable the Company to continue to provide such incentives.
      The Board has full discretion to determine the number of awards to be granted to participants under the 2006 Plan, subject to an annual limitation on the total number of awards that may be granted to any employee. Prior to the Annual Meeting, the Company will not grant any awards under the 2006 Plan.
Key Features of the 2006 Equity Incentive Plan:

•	An independent committee of the Board of Directors administers the plan;

•	1,750,000 shares are authorized for grant under the Plan;

•	Awards may not be granted later than 10 years from the Effective Date;

•	Awards may be stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, deferred compensation awards and other stock-based awards;

•	Stock options and stock appreciation rights may not be repriced without stockholder approval;

•	Stock options and stock appreciation rights may not be granted below fair market value;

•	Awards other than stock options and stock appreciation rights will be charged against the 2006 Plan share reserve at the rate of 2 shares for each share actually granted;

•	Shares tendered in payment of a stock option, shares withheld for taxes and shares repurchased by the Company using stock option proceeds will not be available again for grant; and

•	The 2006 Plan reserve also will be reduced by the full amount of shares granted as stock appreciation rights, regardless of the number of shares upon which payment is made.
Summary of the 2006 Plan
      The following is a summary of the material terms of the 2006 Plan. It is qualified in its entirety by the specific language of the 2006 Plan, which is included as an appendix to this proxy statement and which is available to any stockholder upon request.
General
      The 2006 Plan provides for the grant of incentive and nonstatutory stock options as well as stock appreciation rights, restricted stock, restricted stock units, performance units and shares and other stock-based awards. Incentive stock options granted under the 2006 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2006 Plan are not intended to qualify as incentive stock options under the Code.
Purpose
      The purpose of the 2006 Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain persons eligible to receive options under the 2006 Plan and by motivating such persons to contribute to the growth and profitability of the Company.

Administration
      The 2006 Plan is administered by the Board of Directors and its designees. The Board has the power to construe and interpret the 2006 Plan and, subject to the provisions of the 2006 Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration to be paid upon exercise of an award, and other terms of the award. The Board of Directors is authorized to delegate administration of the 2006 Plan to a committee of outside directors. The Board has delegated administration of the 2006 Plan to the Compensation Committee of the Board. As used herein with respect to the 2006 Plan, the “Board” refers to the Compensation Committee, as well as to the Board of Directors itself.
Stock Subject to the 2006 Plan
      The share reserve under the 2006 Plan will be equal to 1,750,000 shares. If awards granted under the 2006 Plan expire, are cancelled or otherwise terminate without being exercised, the shares of Common Stock subject to such expired, cancelled or terminated awards will then be available for grant under the 2006 Plan.
      Shares subject to stock options and stock appreciation rights will be charged against the 2006 Plan share reserve on the basis of one (1) share for each one (1) share granted. Shares subject to all other types of awards will be charged against the 2006 Plan share reserve on the basis of two (2) shares for each one (1) share granted. Any shares returned to the reserve as described above will be returned on the same basis as they are charged.
Eligibility
      Awards other than incentive stock options generally may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. As of March 14, 2006, while approximately 22,000 employees would have been eligible for discretionary grants under the 2006 Plan, the Company presently intends that only approximately 500 key restaurant-level employees and corporate employees will receive such grants.
      No incentive stock options may be granted under the 2006 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2006 Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000. In order to permit awards to qualify as “performance based compensation” under Code Section 162(m) no employee may be granted awards under the 2006 Plan in excess of the following in each fiscal year of the Company:

•	Stock options and stock appreciation rights: No more than 500,000 shares.

•	Restricted stock and restricted stock unit awards having vesting based upon the attainment of performance goals and performance share awards: No more than 250,000 shares in the aggregate.

•	Performance unit awards: No more than $5,000,000 for each full fiscal year contained in the performance period of the award.
Options and Stock Appreciation Rights
      The following is a description of the general terms of options and stock appreciation rights under the 2006 Plan. Individual grants may have terms that differ from those described below.

Exercise Price; Payment
      The exercise price of incentive stock options under the 2006 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options and stock appreciation rights may not be less than the fair market value of the stock subject to the award on the date of the option grant. On March 14, 2006, the closing price of the Company’s Common Stock as reported on the Nasdaq National Market was $46.96 per share. The exercise price of options granted under the 2006 Plan must be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership of shares of Common Stock of the Company owned by the optionee having a fair market value not less than the exercise price, (iii) in any other form of legal consideration acceptable to the Board, or (iv) any combination of the above.

No Repricing
      The 2006 Plan does not permit the Company to lower the exercise price of options or stock appreciation rights or to exchange options or stock appreciation rights for awards with a lower exercise price without further stockholder approval.

Exercise
      Options and stock appreciation rights granted under the 2006 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board provided that the holder’s employment by, or service as a director or consultant to the Company or certain related entities or designated affiliates (“service”) continues from the date of grant until the applicable vesting date. Shares covered by awards granted under the 2006 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an award may be exercised.

Term
      The maximum term of options and stock appreciation rights under the 2006 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. The 2006 Plan provides for earlier termination of an award due to the holder’s cessation of service.
Restrictions on Transfer
      Incentive stock options granted under the 2006 Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option or stock appreciation right is not transferable in any manner other than (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members, and such other transferees as the Board may approve.
Restricted Stock Units
      The Board may grant restricted stock units under the 2006 Plan that represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the company. The Board may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Board, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Board may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.
Restricted Stock Awards
      The Board may grant restricted stock awards under the 2006 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the company. The Board determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Board specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.
Performance Awards
      The Board may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Board determines in writing and sets forth in a written agreement between the company and the participant. To the extent compliance with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) shall act with respect to performance awards, and “Board” as used in this section shall mean this committee. These awards may be designated as performance shares or performance units. Performance shares and performance units are obligations of the company and generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a value set by the Board. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.
      Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Board will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the company and each subsidiary corporation consolidated with the company for financial reporting purposes, or such division or business unit of the company as may be selected by the Board. The Board, in its discretion, may base performance goals on one or more of the following such measures: sales revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before stock-based compensation expense, interest, taxes, depreciation and amortization, net income, expenses, the market price of our common stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, safety, total stockholder return, free cash flow, net operating income, operating cash flow, return on investment, employee satisfaction, employee retention, balance of cash, cash equivalents and marketable securities, product development, research and development expenses, completion of an identified special project, completion of a joint venture or other corporate transaction, or other measures as determined by the Board. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Board. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Board, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.
      Following completion of the applicable performance period, the Board will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Board retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The Board may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Board. In its discretion, the Board may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the company’s common stock. The Board may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Board may provide for the payment of dividend equivalents or interest during the deferral period.
      Unless otherwise provided by the Board, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2006 Plan provides that, unless otherwise determined by the Board, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Deferred Compensation Awards
      The 2006 Plan authorizes the Board to establish a deferred compensation award program. If and when implemented, participants designated by the Board who are officers, directors or members of a select group of highly compensated employees may elect to receive, in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance share or performance unit awards, an award of deferred stock units. Each such stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement. Deferred stock units are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award as soon as practicable following the earlier of the date on which the participant’s service terminates or a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the settlement of deferred stock units. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the stock units. However, participants holding deferred stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined in accordance with a method specified by the Board in the participant’s award agreement. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.
Other Stock-Based Awards
      The Plan permits the Board to grant other awards based on the Company’s stock or on dividends on the Company’s stock.

Effect of Certain Corporate Events
      In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2006 Plan and to any outstanding awards, in the Section 162(m) per employee grant limit (see “Federal Income Tax Information — Potential Limitation on Company Deductions,” below), and in the exercise price per share of any outstanding awards. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option or stock appreciation right be decreased to an amount less than par value of the stock subject to the award.
      If a change in control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company’s rights and obligations under the outstanding awards or substitute substantially equivalent awards for such corporation’s stock. Awards that are not assumed, replaced or exercised prior to the change in control will terminate. The Board may grant awards that will accelerate in connection with a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.
Duration, Amendment and Termination
      The Board may amend or terminate the 2006 Plan at any time. If not earlier terminated, the 2006 Plan will expire on the tenth anniversary of stockholder approval.
      The Board may also amend the 2006 Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2006 Plan; (ii) change the class of persons eligible to receive incentive stock options; or (iii) modify the 2006 Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.
Specific Grants
      Awards under the 2006 Plan are discretionary. Accordingly, it is not possible to determine the number of awards that may be granted under the 2006 Plan to specific individuals.
Federal Income Tax Information

Incentive Stock Options
      An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Stock Appreciation Rights
      Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Restricted Stock
      A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards
      A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Compensation Awards
      A participant generally will recognize no income upon the receipt of deferred compensation awards. Upon the settlement of the awards, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date they are transferred to the participant, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Potential Limitation on Company Deductions
      Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
      For the aforementioned reasons, the 2006 Plan provides for an annual per employee limitation as required under Section 162(m) and the Company’s Compensation Committee is comprised solely of outside directors. Accordingly, options or stock appreciation rights granted by the Compensation Committee qualify as performance-based compensation, and the other awards subject to performance goals may qualify.

Other Tax Consequences
      The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the 2006 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2006 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.
Vote Required and Board of Directors Recommendation
      Approval of this proposal would require the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of common stock of P.F. Chang’s, either in person or by proxy. Abstentions and broker non-votes would be counted for purposes of determining the presence of a quorum but otherwise would not have any effect on the outcome of the proposal.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S 2006 EQUITY INCENTIVE PLAN.

PROPOSAL NUMBER THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee of the Board of Directors appointed Ernst & Young LLP as independent public auditors to audit the consolidated financial statements of the Company for the fiscal year ending January 1, 2006. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 31, 1995. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
Fees for Professional Services.
      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended January 2, 2005 and January 1, 2006 by our independent auditors, Ernst & Young LLP:

	Fiscal 2004	Fiscal 2005

Audit Fees(1)	$903,632	$653,000
Audit-Related Fees	$—	$—
Tax Fees(2)	$5,841	$—
All Other Fees	$—	$—

(1)	Audit Fees consists of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are provided by Ernst & Young LLP in connection with regulatory filings or engagements. Included in fiscal 2004 are fees of $102,132 for professional services rendered in connection with the review of the Company’s partnership accounting by the SEC that the Company voluntarily requested and the related restatement of its financial statements. Included in fiscal 2004 and 2005 are fees of $495,000 and $215,000, respectively, for professional services rendered in connection with Ernst and Young’s audit of the Company’s management’s assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002. Included in fiscal 2005 are fees of $115,000 for professional services rendered in connection with the Company’s restatement of its lease accounting.

(2)	Tax Fees consists of fees billed for professional services rendered for tax advice. These services include assistance regarding federal and state tax compliance.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor.
      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.
Board of Directors’ Recommendation
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS P.F. CHANG’S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

PROPOSAL NUMBER FOUR
ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES
      Under our Bylaws, any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of more shares of stock entitled to vote who are present, in person or by proxy, than are voted against the adjournment. No new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If we determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by the Company at the meeting, such adjournment will be submitted for a stockholder vote under Item 3 of the attached Notice of Meeting. We will also use the discretionary authority conferred on our proxy holders by duly executed proxy cards to vote for any other matter as we determine to be appropriate.
Vote Required and Board of Directors Recommendation
      Approval of this proposal would require the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of common stock of P.F. Chang’s, either in person or by proxy. Abstentions and broker non-votes would be counted for purposes of determining the presence of a quorum but otherwise would not have any effect on the outcome of the proposal.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF P.F. CHANG’S PROPOSALS IN THIS PROXY STATEMENT.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information, as of March 14, 2006, with respect to the beneficial ownership of the Company’s common stock by:

•	all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock;

•	each of our directors and director-nominees;

•	each of the executive officers named in the Summary Compensation Table below; and

•	all of our executive officers and directors as a group.
      The percentage of class is calculated on the basis of 26,511,273 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of March 14, 2006 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address for each beneficial owner is c/o the P.F. Chang’s, 7676 E. Pinnacle Peak Road, Scottsdale, AZ 85255.

	Shares Owned(1)

	Number of	Percentage
Name and Address of Beneficial Owner(2)	Shares	of Class(3)

T. Rowe Price Associates, Inc.(4)	3,373,840	12.7%
100 East Pratt Street
Baltimore, MD 21202
Morgan Stanley(5)	2,730,421	10.3%
1585 Broadway
New York, NY 10036
Baron Capital Group, Inc.(6)	2,616,534	9.9%
767 Fifth Avenue
New York, NY 10153
American Century Entities(7)	1,791,729	6.8%
4500 Main Street, 9th Floor
Kansas City, MO 64111
Westfield Capital Management Co. LLC(8)	1,588,079	6.0%
One Financial Center, 24th Floor
Boston, MA 02111-2690
Massachusetts Financial Services Company(9)	1,542,090	5.8%
500 Boylston Street
Boston, MA 02116
Deutsche Bank AG(10)	1,430,832	5.4%
Tounusanlage 12, D-60325
Frankfurt am Main
Federal Republic of Germany
Richard L. Federico(11)	475,594	1.8%
Robert T. Vivian(12)	329,299	1.2%
James G. Shennan, Jr.(13)	192,142	*
R. Michael Welborn(14)	147,180	*
F. Lane Cardwell, Jr.(15)	93,702	*
Russell G. Owens(16)	91,296	*
Kristina K. Cashman(17)	79,203	*
Kenneth J. Wessels(18)	79,001	*
Lesley H. Howe(19)	65,344	*
M. Ann Rhoades(20)	61,633	*
Frank W. Ziska(21)	45,996	*
Executive Officers and Directors as a group (11 persons)(22)	1,660,390	5.9%

*	Less than 1%

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under the P.F. Chang’s China Bistro, Inc., 1998 Stock Option Plan are immediately exercisable, subject to the Company’s right to repurchase unvested shares upon termination of employment at a price equal to the option exercise price.

(2)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address for each person or entity named above is c/o P.F. Chang’s China Bistro, Inc., 7676 E. Pinnacle Peak Road, Scottsdale, AZ 85255.

(3)	See Note 1. Calculated on the basis of 26,511,273 shares of common stock outstanding as of March 14, 2006.

(4)	Based solely on a Schedule 13G/ A filed jointly by T. Rowe Price Associates, Inc. (“Price Associates”) with the Securities and Exchange Commission on February 14, 2006. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)	Based solely on a Schedule 13G/ A filed jointly by Morgan Stanley and Morgan Stanley Investment Management, Inc., with the Securities and Exchange Commission on February 15, 2006. Morgan Stanley has sole voting and dispositive power with respect to 2,655,462 shares. Morgan Stanley Investment Management, Inc. has sole voting and dispositive power with respect to 1,679,119 shares.

(6)	Based solely on a Schedule 13G/ A filed jointly by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron with the Securities and Exchange Commission on February 14, 2006. Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron have shared voting power with respect to 2,523,734, 2,405,000, 118,734 and 2,523,734 shares, respectively. Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron have shared dispositive power with respect to 2,616,534, 2,485,000, 131,534 and 2,616,534 shares, respectively.

(7)	Based solely on a Schedule 13G/ A filed jointly by American Century Companies, Inc., American Century Investment Management, Inc. and American Century Mutual Funds, Inc., with the Securities and Exchange Commission on February 14, 2006. American Century Companies, Inc. and American Century Investment Management, Inc. have sole voting power with respect to 1,772,879 shares and dispositive power with respect to 1,791,729 shares. American Century Mutual Funds, Inc. has sole voting and dispositive power with respect to 1,750,000 shares.

(8)	Based solely on a Schedule 13G filed jointly by Westfield Capital Management Company, LLC (“Westfield Capital”), with the Securities and Exchange Commission on February 13, 2006. None of the shares listed are owned of record by Westfield Capital. The shares listed are owned of record by certain mutual funds, institutional accounts and/or separate accounts managed by Westfield Capital as investment advisor. Westfield Capital disclaims any beneficial interest in such shares.

(9)	Based solely on a Schedule 13G filed jointly by Massachusetts Financial Services Company (“MFS”), with the Securities and Exchange Commission on February 14, 2006. MFS has sole voting power over 1,520,090 shares and sole dispositive power over 1,542,090 shares.

(10)	Based solely on Schedule 13G filed jointly by Deutsche Bank AG, Deutsche Bank Trust Corp Americas, Deutsche Investment Management Americas and Deutsche Asset Management Investment with the Securities and Exchange Commission on February 6, 2006. Deutsche Bank AG, Deutsche Bank Trust Corp Americas, Deutsche Investment Management Americas and Deutsche Asset Management Investment have sole voting power with respect to 1,312,117, 48,275, 417,370 and 846,472 shares, respectively. Deutsche Bank AG, Deutsche Bank Trust Corp Americas, Deutsche Investment Management Americas and Deutsche Asset Management Investment have sole dispositive power with respect to 1,430,117, 53,475, 417,370 and 959,272 shares, respectively. Deutsche Bank Trust Corp Americas has shared dispositive power of 775 shares.

(11)	Includes 441,000 shares subject to options which are exercisable within 60 days of March 14, 2006. 356,173 of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(12)	Includes 322,980 shares subject to options which are exercisable within 60 days of March 14, 2006. 240,985 of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(13)	Includes 40,000 shares held by the Janna D. Shennan 2005 Annuity Trust DTA, over which he has shared dispositive power with his wife, and 40,000 shares held by James G. Shennan, Jr. over which he has shared voting power with his wife, daughter and son. Includes 121,500 shares subject to options which are exercisable within 60 days of March 14, 2006. All of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(14)	Includes 145,000 shares subject to options which are exercisable within 60 days of March 14, 2006. 55,000 of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(15)	Includes 91,502 shares subject to options which are exercisable within 60 days of March 14, 2006. All of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(16)	Represents 89,121 shares subject to options which are exercisable within 60 days of March 14, 2006. 65,200 of these shares would be vested within 60 days after March 14, 2006, and thus all would be subject to repurchase by the Company.

(17)	Includes 79,203 shares subject to options which are exercisable within 60 days of March 14, 2006. 13,049 of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(18)	Includes 73,001 shares subject to options which are exercisable within 60 days of March 14, 2006. All of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(19)	Represents 63,000 shares subject to options which are exercisable within 60 days of March 14, 2006. 51,999 of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(20)	Represents 60,000 shares subject to options which are exercisable within 60 days of March 14, 2006. 48,999 of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company.

(21)	Represents 45,996 shares subject to options which are exercisable within 60 days of March 14, 2006. 31,001 of these shares would be vested within 60 days after March 14, 2006, and thus would not be subject to repurchase by the Company. Mr. Ziska resigned as an officer of the Company effective December 31, 2005.

(22)	See notes 11-21. Includes 1,532,303 shares subject to options which are exercisable within 60 days of March 14, 2006.

EXECUTIVE COMPENSATION AND OTHER MATTERS
      Executive Officers The following executive officers of the Company held the following positions as of March 14, 2006:

Name	Position Held With the Company	Age

Richard L. Federico	Chairman of the Board of Directors and Chief Executive Officer	51
Robert T. Vivian	President	47
Russell G. Owens	Executive Vice President — President, Pei Wei Asian Diner, Inc.	47
R. Michael Welborn	Executive Vice President and Chief Administrative Officer	54
Frank W. Ziska(1)	Chief Development Officer	58
Kristina K. Cashman	Chief Financial Officer and Secretary	39

(1)	Mr. Ziska resigned as an officer of the Company effective December 31, 2005.
      Mr. Federico is being considered for re-election to the position of director of the Company. See “Director Nominees” for a discussion of Mr. Federico’s business experience.
      Robert T. Vivian has served as President of the Company since December 2000. Prior to December 2000, Mr. Vivian served as Chief Financial Officer for the Company since joining P.F. Chang’s China Bistro, Inc. in 1996. From January 1991 to April 1996, Mr. Vivian served in a variety of positions at Brinker International, Inc., the most recent of which was Vice President of Investor Relations.
      Russell G. Owens joined the Company as President of Pei Wei Asian Diner, Inc. in May of 2001. He currently also serves as Executive Vice President of the Company. Prior to joining the organization, Mr. Owens served as Executive Vice President and Chief Financial and Strategic Officer of Brinker International, Inc. During his 18-year tenure at Brinker, Mr. Owens served in a variety of positions, including Senior Vice President of Operations Analysis and Senior Vice President of Strategic Development for Italian Concepts. Prior to joining Brinker, Mr. Owens worked for the public accounting firm, Deloitte & Touche, LLP.
      R. Michael Welborn is being considered for re-election to the position of director of the Company. See “Director Nominees” for a discussion of Mr. Welborn’s business experience.
      Frank W. Ziska has served as Chief Development Officer from June 1998 through December 2005. Prior to joining the Company, from 1994 to June 1998, Mr. Ziska served as Managing Director of United States and Canadian Operations for Cushman & Wakefield Worldwide, a real estate brokerage firm. Prior to that time, beginning in 1989, Mr. Ziska served as Managing Director and Branch Manager of Arizona Operations for Cushman & Wakefield of Arizona, Inc.
      Kristina K. Cashman has served as Chief Financial Officer and Secretary since December 2001. Prior to December 2001, Ms. Cashman served as Controller for the Company since joining P.F. Chang’s China Bistro, Inc. in 1996. Prior to 1996, Ms. Cashman served in a variety of positions at Ernst & Young LLP, the most recent of which was Audit Manager.

      The following table sets forth information for the fiscal year ended January 1, 2006 concerning the compensation of the Chairman and Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company as of January 1, 2006, whose total salary and bonus for the year ended January 1, 2006, exceeded $100,000 as well as one additional individual whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of fiscal 2005.
Summary Compensation Table

					Long Term
					Compensation
	Annual Compensation				Securities
					Underlying
Name and Principal Position	Year	Salary		Bonus(1)	Options

Richard L. Federico	2005	$510,000		$108,000	24,000
Chairman and Chief Executive Officer	2004	465,000		309,000	40,000
	2003	450,000		169,000	50,000
Robert T. Vivian	2005	$325,000		$69,000	25,000
President	2004	292,000		194,000	40,000
	2003	280,000		105,000	45,000
Russell G. Owens(2)	2005	$355,000		$60,000	10,000	(3)
Executive Vice President and President,	2004	340,000		256,000	10,000	(3)
Pei Wei Asian Diner, Inc.	2003	325,000		195,000	10,000	(3)
R. Michael Welborn	2005	$160,000	(4)	36,000	100,000
Executive Vice President and Chief
Administrative Officer
Frank W. Ziska	2005	$226,000		$—	20,000
Chief Development Officer	2004	215,000		77,000	20,000
	2003	215,000		42,000	20,000
Kristina K. Cashman	2005	$205,000		$29,000	30,000
Chief Financial Officer and Secretary	2004	188,000		83,000	30,000
	2003	180,000		43,000	25,000

(1)	Amounts earned were determined by the Company’s Compensation and Executive Development Committee. See “Report of the Compensation and Executive Development Committee of the Board of Directors on Executive Compensation.”

(2)	Mr. Owens is paid by Pei Wei Asian Diner, Inc.

(3)	Mr. Owens received a grant of 10,000 options to purchase Company common stock for his role as Executive Vice President of the Company.

(4)	Mr. Welborn joined the Company in May of 2005 and received a prorated salary based on an annual salary of $275,000.

      The following table provides the specified information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended January 1, 2006, to the persons named in the Summary Compensation Table.
Option Grants in Fiscal Year 2005

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees in			for Option Term(1)
	Options	Fiscal Year	Exercise Price	Expiration
Name	Granted	2005(2)	Per Share(3)	Date	5%	10%

Richard L. Federico	24,000	2.74	56.99	7/29/2015	860,177	2,179,857
Robert T. Vivian	25,000	2.85	56.99	7/29/2015	896,018	2,270,685
Russell G. Owens	10,000	1.14	56.99	7/29/2015	358,407	908,274
R. Michael Welborn	50,000	5.70	56.99	7/29/2015	1,792,035	4,541,369
	50,000	5.70	53.80	5/06/2015	1,691,727	4,287,167
Frank W. Ziska	20,000	2.28	56.99	7/29/2015	716,814	1,816,548
Kristina K. Cashman	30,000	3.42	56.99	7/29/2015	1,075,221	2,724,821

(1)	Potential Realizable Value is net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation, in accordance with the Securities and Exchange Commission (“SEC”) rules. Actual gains, if any, on stock option exercises are dependent upon future performance of the Company and related common stock price levels during the terms of the options, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	Based upon options granted to purchase an aggregate of 876,550 shares of common stock of the Company.

(3)	All options listed were granted at market value on the date of grant as determined by the Company’s Board of Directors.
      The following table provides the specified information concerning unexercised options held as of January 1, 2006, by the persons named in the Summary Compensation Table.
Aggregated Option Exercises in Fiscal Year 2005
and Fiscal Year-end Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised in the
	Shares		Options at 1/01/06		Money Options at 1/01/06(1)
	Acquired	Value
Name	on Exercise	Realized(2)	Exercisable(3)	Unexercisable	Exercisable(3)	Unexercisable

Richard L. Federico	57,930	3,254,338	441,000	—	12,230,660	—
Robert T. Vivian	—	—	322,980	—	7,095,825	—
Russell G. Owens	2,175	19,771	27,825	—	85,083	—
R. Michael Welborn	15,000	598,895	145,000	—	401,850	—
Frank W. Ziska	16,168	548,305	79,332	—	675,809	—
Kristina K. Cashman	18,866	319,210	79,203	—	409,842	—

(1)	With respect to each Named Executive Officer, the value is calculated by determining the difference between the fair market value of the securities underlying the options at January 1, 2006, which is based on the closing selling price of the common stock of the Company on December 30, 2005 of $49.63 by the Nasdaq National Market, and the exercise price of the Named Executive Officer’s options.

(2)	Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.

(3)	All options to purchase shares of common stock of the Company issued to the Named Executive Officers are immediately exercisable. However, unvested shares are subject to a right of repurchase on behalf of the Company in the event of the Named Executive Officer’s termination of service with the Company. All options to purchase shares of common stock of Pei Wei Asian Diner, Inc. issued to Mr. Owens were assumed by the Company pursuant to that certain Agreement and Plan of Merger dated January 9, 2006 among the Company, Pei Wei Asian Diner, Inc. and Pei Wei Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company. Each assumed option was converted into an option to purchase 3.127 shares of the Company’s common stock and the exercise price of such assumed option was divided by 3.127, for an aggregate of 61,292 shares of the Company’s common stock at an exercise price per share of $2.37 (such assumed options issued to Mr. Owens are not included in the above table).
Compensation of Directors
      We reimburse non-employee directors for reasonable costs and expenses incurred in attending Board of Directors’ meetings. Each non-employee director shall receive annual compensation consisting of cash and stock option grants with a targeted aggregate value of $175,000 and targeted at the 75th percentile for peer companies. In addition, the Lead Director shall receive an annual retainer of $20,000, the Chair of the Audit Committee shall receive an annual retainer of $20,000, and the Chairs of the Compensation and Executive Development Committee and the Nominating and Corporate Governance Committee shall each receive an annual retainer of $10,000. Each director has the option to determine the amount of cash received with a minimum of 25% and a maximum of 50% of the total compensation to be paid in cash. The balance of the compensation for each director will be awarded as stock options, the value of which will be calculated using the same method used by the Company in valuing its equity based compensation awards under GAAP. Consistent with past practice, these cash payments and option grants will continue to be made upon election of a new director and, in the case of continuing directors, upon their re-election at each annual meeting of the Company’s stockholders. Directors who are not P.F. Chang’s employees also receive an annual “Lucky Cat Dining Card” which entitles each holder to $5,000 for use at any Company restaurants.
      Directors who are P.F. Chang’s employees receive no additional compensation for serving on the Board of Directors.
Securities Authorized for Issuance Under Equity Compensation Plans
      Information about P.F. Chang’s equity compensation plans at January 1, 2006 was as follows:

			Number of
	Number of Shares	Weighted	Shares
	to be Issued	Average Exercise	Remaining
	Upon Exercise of	Price of	Available for
	Outstanding	Outstanding	Future
Plan Category	Options	Options	Issuance

Equity compensation plans approved by stockholders(1)	2,591,450	$39.18	615,314	(3)
Equity compensation plans not approved by stockholders(2)	376,667	$28.61	3,041
Total	2,968,117		618,355

(1)	Consists of four P.F. Chang’s stock plans: 1996 Stock Option Plan, 1997 Restaurant Management Stock Option Plan, 1998 Stock Option Plan and 1998 Employee Stock Purchase Plan.

(2)	Consists of P.F. Chang’s 1999 Nonstatutory Stock Option Plan (the “1999 Plan”), which provides for discretionary grants of nonqualified stock options to the Company’s employees. The 1999 Plan prohibits grants to officers or directors. A total of 800,000 shares of common stock have been reserved for issuance under the 1999 Plan. The option price per share may not be less than 100 percent of the fair market value of a share of common stock on the grant date. The Company’s Compensation Committee has the authority to, among other things: determine the vesting schedule for each option granted. All options expire within 10 years.

(3)	Includes 503,820 shares reserved for issuance under the 1998 Employee Stock Purchase Plan.

Compensation and Executive Development Committee Interlocks and Insider Participation
      During the last fiscal year, executive compensation was administered by the Compensation and Executive Development Committee comprised of three non-employee directors of the Company, F. Lane Cardwell, Jr., M. Ann Rhoades and James G. Shennan, Jr. Mr. Federico, our Chairman and Chief Executive Officer during the last fiscal year, participated in the deliberations of the Compensation and Executive Development Committee regarding executive compensation that occurred during 2005, but did not take part in the deliberations regarding his own compensation. Mr. Federico’s participation in the deliberations of the Compensation and Executive Development Committee included providing information on the performance of people who work at the Company and advisory recommendations regarding appropriate levels of compensation for the Company’s officers. None of the members of the Compensation and Executive Development Committee has been or will be one of the Company’s officers or employees. The Company does not have any interlocking relationships between its executive officers and the Compensation and Executive Development Committee and the executive officers and compensation committee of any other entities, nor has any such interlocking relationship existed in the past.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
      In June 2005, the Company executed amended and restated employment agreements with its Chief Executive Officer, its President, and its Executive Vice President and President of Pei Wei Asian Diner, Inc., its then majority owned subsidiary. The initial term for each of these has expired and the agreements automatically renew for subsequent one-year terms unless either the Company or the employee provides written notice that the agreement shall not automatically renew. The Company also entered into an employment agreement with its Executive Vice President and Chief Administrative Officer, the term of which is three years. The foregoing agreements prohibit these officers from competing with the Company and Pei Wei Asian Diner, Inc. in the area of Chinese and Asian food concepts during the term of the agreements and for one year after termination.
      The agreements with the Chief Executive Officer, the President of the Company and the Executive Vice President and Chief Administrative Officer also provide for immediate vesting of unvested stock options, and the extension of the expiration date to three years, after the occurrence of certain events. These events include a change in control of the Company, termination of the executive’s employment by the Company without cause or separation of employment by the executive for “good reason” (as defined in the agreements).
      The agreement with the President of Pei Wei Asian Diner, Inc. contains similar provisions with respect to a change in control for Pei Wei Asian Diner, Inc. and termination without cause but also includes a provision whereby the Company could be required to repurchase his shares of common stock in this subsidiary at fair value should a termination without cause or for “good reason” (as defined in the agreement) occur. The agreement covers 30,000 options to purchase shares of Company common stock of which 7,700 were vested as of January 1, 2006. The agreement also covers 36,400 shares of Pei Wei Asian Diner, Inc. common stock issued as of January 1, 2006, and options to purchase 19,600 shares of which 14,000 were vested as of January 1, 2006. Pursuant to that certain Agreement and Plan of Merger dated January 9, 2006 among the Company, Pei Wei Asian Diner, Inc. and Pei Wei Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, each share of Pei Wei common stock that was issued and outstanding prior to January 9, 2006, except for shares held by the Company, was converted and exchanged into the right to receive $158.14 in cash per share, and each option to purchase Pei Wei Asian Diner, Inc. common stock was assumed by the Company. Each assumed option was converted into an option to purchase 3.127 shares of the Company’s common stock and the exercise price of such assumed option was divided by 3.127, for an aggregate of 61,292 shares of the Company’s common stock at an exercise price per share of $2.37.
Registration Rights
      Executive officers, directors, principal stockholders and affiliates of such individuals or entities who hold shares of common stock issued upon conversion of our Series A Preferred Stock and Series B Preferred Stock, or their permitted transferees are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended. If the Company proposes to register any of its securities under the Securities Act for its own account, these stockholders are entitled to notice of such registration and are entitled to include shares of common stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration.
Certain Relationships and Related Transactions
      Other than the agreements described in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class at voting securities of the Company and members of such person’s family had or will have a direct or indirect material interest.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.
      Based solely on the Company’s review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with and filed in a timely manner, except for Mr. Vivian who filed one late form required to be filed under Section 16(a).

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
Overview
      The Compensation and Executive Development Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibilities for the compensation packages offered to the Company’s officers and non-employee directors. The Committee’s charter is to collaborate with executive management in developing a compensation philosophy; to evaluate and approve compensation for the Chief Executive Officer, other officers, key executives, and non-employee directors; and to oversee the general employee benefit programs, including the Company’s employee equity compensation plan and employee stock purchase plan. The Committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. At least annually, and at its December 6, 2005 meeting, the Committee reviews and reassesses the adequacy of its Charter, and its own performance for purposes of self-evaluation and to encourage continuous improvement. The Committee’s complete charter is available at the Company’s web site at http://www.pfchangs.com.
      Three independent, non-employee directors serve on the Committee. Each member of the Committee meets the independence requirements specified by the NASDAQ and by Section 162(m) of the Code. The Chair reports the Committee’s actions and recommendations to the full Board following each Committee meeting. The Committee held five formal meetings during fiscal year 2005; each meeting included an executive session during which only the independent directors and their advisors were present.
Compensation Philosophy and Objectives
      The goals of the Company’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align executive officer compensation with the Company’s performance and to motivate executive officers to achieve the Company’s business objectives. The Company uses salary, bonus compensation and option grants to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the Company’s compensation package with that of similarly-sized restaurant companies.
      The Committee’s guiding principle is to assure the Company’s compensation and benefits policies attract, motivate and retain the key employees necessary to support the Company’s growth and success, both operationally and strategically. This principle guides the design and administration of compensation and benefit programs for the Company’s officers, other executives, and general workforce. The Committee, in collaboration with executive Management and independent consultants engaged by the Committee and Management, re-affirmed in 2005 the following key strategies in support of our guiding principle:

•	Use total cash compensation (salary plus annual cash bonus) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience and contributions. The Committee and Management refer to external benchmarks as part of its due diligence in determining salary and target bonus amounts, including peer group companies noted elsewhere in this report.

•	Use long-term equity-based incentives (in the form of non-qualified stock options and through a tax-qualified employee stock purchase plan) to align employee and stockholder interests, as well as to attract, retain and motivate employees and enable them to share in the long-term growth and success of the Company.

•	Provide benefit programs competitive within our defined talent market that provide participant flexibility and are cost-effective to the Company.

Compensation Components and Processes

Annual Salary
      The annual salary for officers (including the Named Executive Officers shown in the Summary Compensation Table on page 23) and employees is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at peer and/or other similarly-sized restaurant companies, and individual factors (such as unique skills, demand in the labor market, and longer-term development and succession plans). The Committee emphasizes pay-for-performance in all components of compensation, making salary adjustments based on individual employee performance relative to compensation levels among employees in similar positions in their defined talent market and relationships among internal peers. In determining the salaries of the executive officers, the Committee considered information provided by the Company’s Chief Executive Officer, and may from time to time consider salary surveys and similar data prepared by an employment compensation consulting firm. The Chairman and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee.
      The Committee reviews officer salaries annually after the end of the fiscal year. At its January 14, 2005 meeting, the Committee reviewed recommendations for salary adjustments for the Chief Executive Officer, the other Named Executive Officers, and the remaining Company officers. To identify compensation practices for similar officer positions among other similarly-sized restaurant companies, the Committee engaged an independent, third-party consultant to obtain and summarize data from officer pay peer group company proxies and information provided in independent, third-party, published surveys. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight was placed on the financial performance of the Company in considering salary adjustments. The Committee approved salary increases for the officers, effective for calendar year 2005. The increases varied by officer, and resulted in an overall increase to the officer payroll of 8%.

Annual Cash Bonus
      The design of the Company’s annual Executive Bonus Program (the “Bonus Program”) rewards achievement at specified levels of financial and individual performance. The Committee approved the fiscal year 2005 Bonus Program at its January 14, 2005 meeting. Each officer position has an assigned target bonus level, expressed as a percent of fiscal year-end annual salary. For fiscal year 2005, the target bonuses were 75% for the Chairman and Chief Executive Officer and the President (Richard L. Frederico and Robert T. Vivian), 60% for the Executive Vice President and President of Pei Wei Asian Diner, Inc. (Russell G. Owens), and 50% for the Chief Financial Officer and Secretary (Kristina K. Cashman). The target bonus for the remaining officers was 40%. These target bonus levels are competitive with target bonuses for similar positions reported in the independent, third-party published surveys. The Committee’s independent compensation consultant also reviewed the bonus target levels and reported to the Committee that the targets are competitive.
      The Officer Bonus Pool (the “Pool”) is funded depending on the Financial Performance of the Company and relevant Business Unit, as appropriate. Financial performance includes both return on investment (ROI) and earnings per share (EPS). The funding formula places 50% weight on EPS performance and 50% weight on ROI performance. The level of performance, upon which the bonus award is based, is determined from the ratio of fiscal year-end results compared to the planned ROI and EPS budgets reviewed by the Board of Directors at the beginning of the fiscal year. If one or both of the ROI and EPS performance calculations is at least 70% of the target, then the pool is funded at a minimum bonus award level. There is no maximum bonus award level.
      Using the funds available in the Pool, the Committee and the Chief Executive Officer may award an annual bonus to each officer based on the officer’s target bonus level and contributions during the fiscal year.

      The Pool was funded at approximately 30% of the target bonus level, and actual bonus awards for the fiscal year 2005 Bonus Program reflect the fact that the Company performed well from an ROI perspective but did not meet its EPS goals for the fiscal year. At its February 2006 meeting, the Committee reviewed Management’s recommendations for officer bonus awards for fiscal 2005 performance. The Summary Compensation Table includes the bonus awards for the Named Executive Officers approved by the Committee.

Long-Term Equity Compensation
      The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized restaurant companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations.
      The Company typically awards stock option grants to officers in July of each year. At its May 31, 2005 meeting, the Committee reviewed the analyses and recommendations for officer stock option grants provided by management. In reviewing the recommended grants, the Committee considered each officer’s performance and contribution during the fiscal year, analyses reflecting the value delivered, and proportion of options granted to each Named Executive Officer (NEO), and the NEOs in aggregate, as a percentage of total options granted during the fiscal year. The Summary Compensation Table includes the stock option grants under the Company’s 1998 Stock Option Plan to the Named Executive Officers approved by the Board of Directors.

Benefits
      The Committee oversees the design, implementation and administration of all Company-wide benefit programs. P.F. Chang’s maintains a relatively egalitarian offering of benefit programs.
Compensation of Chief Executive Officer
      Richard L. Federico has served as the President of the Company since February 1996, Chief Executive Officer of the Company since September 1997 and Chairman of the Company since December 2000. Mr. Federico’s fiscal year 2005 compensation, including a base salary of $510,000, was set by the Committee on January 14, 2005. The Committee reviewed Mr. Federico’s performance with regard to performance objectives, weighted among specific personal and corporate objectives, in determining his eligibility for bonus compensation. The Committee believes its Chief Executive Officer compensation is appropriate given the positive Company performance in fiscal 2005. The criteria the Committee considered in determining Chief Executive Officer compensation included the annual financial performance of the Company, the Company’s year-over-year profitable growth and positioning for sustained long-term growth, and other individual considerations such as leadership, ethics, and corporate governance. Mr. Federico’s bonus compensation earned in fiscal year 2005 was $108,000.
Policy on Deductibility of Named Executive Officer Compensation
      The Company has considered the provisions of the Internal Revenue Code of 1986, as amended, and the related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1998 Plan and 1997 Plan should qualify for an exemption from these restrictions. The Committee does not believe that other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

COMPENSATION AND EXECUTIVE
DEVELOPMENT COMMITTEE

F. Lane Cardwell, Jr.
M. Ann Rhoades
James G. Shennan, Jr.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 1, 2006.
      The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at the following address: http://www.pfchangs.com. The Audit Committee is comprised solely of independent directors as defined by the listing standards of National Association of Securities Dealers, Inc.
      The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.
      In fiscal 2005, management completed the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting. The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At a minimum, these updates occur quarterly. The Committee also holds regular private sessions with Ernst & Young to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviews the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006 filed with the SEC, as well as Ernst & Young LLP ’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its integrated audit of the Company’s fiscal 2005 (i) consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation.
      The Company has an Internal Audit Department that reports to the Audit Committee. The Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussion of audit project results, quarterly assessment of internal controls and risks of fraud.
      The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their firm’s independence.

      Based on its review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2005, for filing with the Securities and Exchange Commission.
      In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s external auditor Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Fees for Professional Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2005 and 2004.

AUDIT COMMITTEE

F. Lane Cardwell, Jr.
Lesley H. Howe
Kenneth J. Wessels

COMPARISON OF STOCKHOLDER RETURN
      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s common stock with the cumulative total return of (i) the Nasdaq National Market and, (ii) the Russell 2000 Index for the period commencing December 31, 2000 through fiscal year ended January 1, 2006.
Comparison of Cumulative Total Return From December 31, 2000 through January 1, 2006(1)
P.F. Chang’s China Bistro, Inc., Nasdaq National Market, Russell 2000 Index

(1)	Assumes that $100.00 was invested on December 31, 2000, in the Company’s common stock and at the closing sales price for each index. No dividends have been declared on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING
      The Company has an advanced notice provision in its bylaws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to the Company’s Secretary. In order to be timely, a stockholder proposal for next year’s Annual Meeting of Stockholders must be received at the Company’s offices at 7676 E. Pinnacle Peak Road, Scottsdale, Arizona, 85255 by December 1, 2006 and satisfy the conditions established by the Securities and Exchange Commission, specifically, Rule 14a-8 of the Exchange Act.
TRANSACTION OF OTHER BUSINESS
      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
      In accordance with notices that the Company sent to certain stockholders, the Company is sending only one copy of its annual report and proxy statement to stockholders who share the same last name and address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
      If you received a householded mailing this year and you would like to have additional copies of the Company’s annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations via e-mail at bertv@pfchangs.com, by mail to Investor Relations, P.F. Chang’s China Bistro, 7676 E. Pinnacle Peak Road, Scottsdale, AZ 85255 or call at (480) 888-3000. The Company will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.
      Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing P.F. Chang’s stock at two different brokerage firms, your household will receive two copies of the P.F. Chang’s annual meeting materials — one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials your household receives, you may wish to enroll some or all of your accounts in the Company’s electronic delivery program.

By Order of the Board of Directors,

/s/ RICHARD L. FEDERICO

Richard L. Federico
Chairman of the Board of Directors
and Chief Executive Officer
March 30, 2006

Appendix A
P.F. Chang’s China Bistro, Inc.
2006 Equity Incentive Plan

Page

17.	Miscellaneous Provisions		A-24
	17.1	Repurchase Rights	A-24
	17.2	Provision of Information	A-24
	17.3	Rights as Employee, Consultant or Director	A-24
	17.4	Rights as a Stockholder	A-25
	17.5	Fractional Shares	A-25
	17.6	Severability	A-25
	17.7	Beneficiary Designation	A-25
	17.8	Unfunded Obligation	A-25

P.F. Chang’s China Bistro, Inc.
2006 Equity Incentive Plan

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
      1.1     Establishment. The P.F. Chang’s China Bistro, Inc. 2006 Equity Incentive Plan (the “Plan”) is hereby adopted March 8, 2006 subject to approval by the stockholders of the Company (the date of such approval, the “Effective Date”).
      1.2     Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company’s stockholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Shares, Performance Units, Restricted Stock Units, Deferred Compensation Awards and other Stock-Based Awards as described below.
      1.3     Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than ten (10) years from the Effective Date. The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.

2.	DEFINITIONS AND CONSTRUCTION.
      2.1     Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b) “Award” means any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Restricted Stock Unit or Deferred Compensation Award or other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i) an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event described in Section 2.1(y)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii) the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(g) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h) “Company” means P.F. Chang’s China Bistro, Inc., a Delaware corporation, or any Successor.

(i) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company.

(j) “Deferred Compensation Award” means an award of Stock Units granted to a Participant pursuant to Section 11 of the Plan.

(k) “Director” means a member of the Board or of the board of directors of any Participating Company.

(l) “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(m) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(n) “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the Stock on the last trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable.

(ii) Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan.

(iii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(q) “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(r) “Insider” means an Officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(s) “Non-Control Affiliate” means any entity in which any Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

(t) “Nonemployee Director” means a Director who is not an Employee.

(u) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

(v) “Officer” means any person designated by the Board as an officer of the Company.

(w) “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to Section 6 of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(x) “Option Expiration Date” means the date of expiration of the Option’s term as set forth in the Award Agreement.

(y) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company.

(z) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(aa) “Participant” means any eligible person who has been granted one or more Awards.

(bb) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(cc) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(dd) “Performance Award” means an Award of Performance Shares or Performance Units.

(ee) “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ff) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(gg) “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(hh) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ii) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(jj) “Restricted Stock Award” means an Award of Restricted Stock.

(kk) “Restricted Stock Unit” or “Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 10 or Section 11 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 10 or Section 11, as applicable, and the Participant’s Award Agreement.

(ll) “Restriction Period” means the period established in accordance with Section 8.4 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(mm) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(nn) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(oo) “Section 162(m)” means Section 162(m) of the Code.

(pp) “Securities Act” means the Securities Act of 1933, as amended.

(qq) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(rr) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2 of the Plan.

(ss) “Stock-Based Awards” means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

(tt) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(uu) “Successor” means a corporation into or with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

(vv) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ww) “Vesting Conditions” means those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

      2.2     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.
      3.1     Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.
      3.2     Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.
      3.3     Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
      3.4     Committee Complying with Section 162(m). While the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

      3.5     Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.2) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

(l) to delegate to any proper Officer the authority to grant one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of

Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.

      3.6     Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
      3.7     Arbitration. Any dispute or claim concerning any Awards granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association. By accepting an Award, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.
      3.8     Repricing Prohibited. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Awards having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section 424 of the Code.

4.	SHARES SUBJECT TO PLAN.
      4.1     Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million seven hundred fifty thousand (1,750,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. Any shares of Stock that are Subject to Awards of Options or SARs shall be counted against the limit as one (1) share for every one (1) share granted. Any shares of Stock that are subject to Awards (other than Options or SARs) shall be counted against this limit as two (2) shares for every one (1) share granted. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. When a SAR settled in shares of Stock is exercised, the total number of shares subject to the SAR Agreement with respect to which the exercise occurs shall count against the limit, regardless of the number of shares actually issued in settlement of the SAR. Shares used to pay the exercise price of an option shall not again become available for future grant or issuance under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or issuance under the Plan. To the extent an Award is settled in cash rather than shares of Stock, such cash payment shall not reduce the number of shares available for issuance under the Plan.
      4.2     Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the

Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.4, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY AND AWARD LIMITATIONS.
      5.1     Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are offered to be granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.
      5.2     Participation. Awards other than Nonemployee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
      5.3     Incentive Stock Option Limitations.
      (a) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying Corporation, with an exercise price determined as of such date in accordance with Section 6.1.
      (b) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.
      5.4     Award Limits.
      (a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed one million seven hundred fifty thousand (1,750,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2.
      (b) Section 162(m) Award Limits. The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than five hundred thousand (500,000) shares of Stock reserved for issuance under the Plan.

(ii) Restricted Stock, Restricted Stock Unit Awards and Performance Shares. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards or Restricted Stock Unit Awards, subject to Vesting Conditions based on the attainment of Performance Goals, or Performance Shares, for more than two hundred fifty thousand (250,000) shares of Stock in the aggregate under the Plan.

(iii) Performance Units. Subject to adjustment as provided in Section 4.2, no Employee shall be granted Performance Units which could result in such Employee receiving more than five million dollars ($5,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.	TERMS AND CONDITIONS OF OPTIONS.
      Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2 Exercisability and Term of Options.

(a) Option Vesting and Exercisability. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option offered or granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

(b) Participant Responsibility for Exercise of Option. Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant’s request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time periods provided in the Award Agreement.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 14 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the issuance of shares of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
      Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2 Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3 Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

7.4 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.5 Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only as provided in the Award Agreement.

7.6 Nontransferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

8.	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.
      Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Types of Restricted Stock Awards Authorized. Restricted Stock Awards may or may not require the payment of cash compensation for the stock. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2 Purchase Price. The purchase price, if any, for shares of Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

8.3 Purchase Period. A Restricted Stock Award requiring the payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

8.4 Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.

8.5 Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.6 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.7 Nontransferability of Restricted Stock Award Rights. Prior to the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS.
      Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1 Types of Performance Awards Authorized. Performance Awards may be in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2 Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. To the extent compliance with the requirements under Section 162(m) with respect to “performance-based compensation” is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.

Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4 Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a) Performance Measures. Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii) earnings before interest, taxes and depreciation and amortization; (viii) earnings before interest and taxes; (ix) net income; (x) expenses; (xi) the market price of the Stock; (xii) stock price; (xiii) earnings per share; (xiv) return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) safety; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii) employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses; (xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; or (xxxiv) such other measures as determined by the Committee consistent with this Section 9.4(a).

(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5 Settlement of Performance Awards.

(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute “qualified performance based compensation” to a “covered employee”

within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. With respect to a Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

(c) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash in a lump sum or in installments, shares of Stock (either fully vested or subject to vesting), or a combination thereof, as determined by the Committee.

9.6 Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

9.7 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award Agreement, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 9.5.

(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

9.8 Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.     TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS.
      Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1 Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

10.2 Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

10.3 Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

10.4 Effect of Termination of Service. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

10.5 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

10.6 Nontransferability of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.	DEFERRED COMPENSATION AWARDS.
      11.1 Establishment of Deferred Compensation Award Programs. This Section 11 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

(a) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such Participant’s compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at such time or times as specified by the Committee one or more Awards of Stock Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

(b) Participants designated by the Committee who are Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of Stock and upon such other terms and conditions as established by the Committee in lieu of:

(i) shares of Stock otherwise issuable to such Participant upon the exercise of an Option;

(ii) cash or shares of Stock otherwise issuable to such Participant upon the exercise of an SAR; or

(iii) cash or shares of Stock otherwise issuable to such Participant upon the settlement of a Performance Award or Performance Unit.

      11.2 Terms and Conditions of Deferred Compensation Awards. Deferred Compensation Awards granted pursuant to this Section 11 shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a) Vesting Conditions. Deferred Compensation Awards shall not be subject to any vesting conditions.

(b) Terms and Conditions of Stock Units.

(i) Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement. Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

(ii) Settlement of Stock Unit Awards. A Participant electing to receive an Award of Stock Units pursuant to this Section 11 shall specify at the time of such election a settlement date with respect to such Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Unit Award. Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

(iii) Nontransferability of Stock Unit Awards. Prior to their settlement in accordance with the provision of the Plan, no Stock Unit Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

12.	OTHER STOCK-BASED AWARDS.
      In addition to the Awards set forth in Sections 6 through 11 above, the Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems necessary and appropriate.

13.	EFFECT OF CHANGE IN CONTROL ON OPTIONS AND SARS.
      13.1 Accelerated Vesting. The Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such Options and SARs upon such conditions and to such extent as the Committee shall determine.
      13.2 Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options or stock appreciation rights for the Acquiring Corporation’s stock. Any Options or SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options or SARs immediately prior to an Ownership Change Event described in Section 2.1(y)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options and SARs shall not terminate unless the Board otherwise provides in its discretion.
      13.3 Effect of Change in Control on Restricted Stock and Other Type of Awards. The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock or Other Type of Award that, in the event of a Change in Control, the lapsing of any applicable Vesting Condition, Restriction Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award Agreement; provided, however, that such acceleration or waiver shall not occur to the extent an Award is assumed or substituted with a substantially equivalent Award in connection with the Change in Control. Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

14.	COMPLIANCE WITH SECURITIES LAW.
      The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.	TAX WITHHOLDING.
      15.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
      15.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.	AMENDMENT OR TERMINATION OF PLAN.
      The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

17.	MISCELLANEOUS PROVISIONS.
      17.1 Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
      17.2 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
      17.3 Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

      17.4 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.
      17.5 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
      17.6 Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
      17.7 Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
      17.8 Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective Participating Company fails to make such payment or reimbursement, a Participant’s (or other individual’s) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant’s acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

PLAN HISTORY AND NOTES TO COMPANY

March 8, 2006	Board adopts Plan with a reserve of one million seven hundred fifty thousand (1,750,000) shares.

, 2006	Stockholders approve Plan.

P.F. Chang’s China Bistro, Inc.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

000004

Least Address Line

000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext
000000000.000 ext

C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 — Richard L. Federico	☐	☐	05 — James G. Shennan, Jr.	☐	☐

02 — F. Lane Cardwell, Jr.	☐	☐	06 — R. Michael Welborn	☐	☐

03 — Lesley H. Howe	☐	☐	07 — Kenneth J. Wessels	☐	☐

04 — M. Ann Rhoades	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2.	Approval of the 2006 Equity Incentive Plan.	☐	☐	☐

3.	Appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2006.	☐	☐	☐

4.	Approval of adjournment of the meeting to solicit additional proxies.	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box
Signature 2 — Please keep signature within the box
Date (mm/dd/yyyy)

0 8 8 1 6 1	1 U P X	C O Y

Proxy — P.F. Chang’s China Bistro, Inc.

Meeting Details
P.F. Chang’s China Bistro
7676 E. Pinnacle Peak Road
Scotsdale, Arizona 85255
Proxy Solicited by Board of Directors for Annual Meeting to be held on May 5, 2006
Richard L. Federico and R. Michael Welborn, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of P.F. Chang’s China Bistro, Inc. to be held on May 5, 2006 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of Directors, FOR approval of the 2006 Equity Incentive Plan, FOR appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2006 and FOR adjournment of the meeting, if necessary, to solicit additional proxies.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Continued and to be voted on reverse side.)